    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2002.

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

               AMERICAN AIRLINES, INC.                                    AMR CORPORATION
                         (Exact name of registrants as specified in their charters)
                       DELAWARE                                               DELAWARE
                       (State or other jurisdiction of incorporation or organization)
                      13-1502798                                             75-1825172
                                   (I.R.S. Employer Identification Number)

                           4333 AMON CARTER BOULEVARD
                            FORT WORTH, TEXAS 76155
                                 (817) 963-1234
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                             ---------------------

               ANNE H. MCNAMARA, ESQ.                                 JOHN T. CURRY, III, ESQ.
      SENIOR VICE PRESIDENT AND GENERAL COUNSEL                         DEBEVOISE & PLIMPTON
               AMERICAN AIRLINES, INC.                                    919 THIRD AVENUE
                   P.O. BOX 619616                                    NEW YORK, NEW YORK 10022
     DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616                           (212) 909-6000
                   (817) 963-1234

 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                    COPY TO:
                           ROHAN S. WEERASINGHE, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, as determined by market conditions, after the effective date of this registration statement.
                             ---------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ____________
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM              AMOUNT OF
                SECURITIES TO BE REGISTERED                  AGGREGATE OFFERING PRICE(1)(2)  REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------
Debt Securities and Pass Through Certificates of American
  Airlines, Inc. ...........................................      U.S. $1,850,000,000              $170,200
------------------------------------------------------------------------------------------------------------------
Guarantees of AMR Corporation of Debt Securities and/or Pass
  Through Certificates of American Airlines, Inc. ..........              --                        -- (3)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o). Or (i) its equivalent (based on the applicable exchange rate at the time of sale) if any Debt Securities or Pass Through Certificates are issued with principal amounts denominated in one or more foreign or composite currencies or (ii) if any Debt Securities or Pass Through Certificates are issued at a discount, such greater amounts as shall result in aggregate offering proceeds of not more than $1,850,000,000.

(2) Pursuant to Rule 429 under the Securities Act, the prospectuses filed as part of this Registration Statement also relate to the remaining unsold $650,000,000 principal amount of Pass Through Certificates previously registered under a Registration Statement on Form S-3 (Registration No. 333-74937). A filing fee of $180,700 was paid with respect to such $650,000,000 remaining amount of securities registered on such Registration Statement No. 333-74937, and filing fees in the amount of $170,200 are being paid herewith. This Registration Statement is a new Registration Statement and it also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-74937, and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

(3) No separate consideration will be received for the Guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the Guarantees is payable.
                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains separate prospectuses to be used in connection with offerings of Debt Securities and any related AMR Guarantees and offerings of Pass Through Certificates and any related AMR Guarantees, respectively.

The information in this Prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH 14, 2002

PROSPECTUS

                                 $2,500,000,000

                            AMERICAN AIRLINES, INC.

                                DEBT SECURITIES

                             ---------------------

     American Airlines, Inc. may from time to time offer its unsecured debt securities. If so stated in the applicable Prospectus Supplement, the debt securities described in that Prospectus Supplement will be fully and unconditionally guaranteed by our parent, AMR Corporation.

     When we decide to sell a particular series of debt securities, we will describe the specific terms of these debt securities in a Prospectus Supplement to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplements carefully before you invest.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     We may sell Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. We will describe the plan of distribution for any particular series of Debt Securities in the applicable Prospectus Supplement.

                The date of this Prospectus is           , 2002.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation, filed jointly with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may sell the Debt Securities and the related AMR Guarantees, if any, described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Debt Securities and any related AMR Guarantees we may offer. Each time we sell Debt Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below under "Where You Can Find More Information".

     This Prospectus does not contain all of the information set forth in the registration statement that we filed with the Commission or in the exhibits to that registration statement. For further information about American, AMR, the Debt Securities or any related AMR Guarantees, you should refer to that registration statement and its exhibits. Statements contained in this Prospectus or in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the Commission relating to the Debt Securities and any related AMR Guarantees can be obtained from the Commission, as described below under "Where You Can Find More Information".

     In this Prospectus, "we" and "American" refer to American Airlines, Inc. and "AMR" refers to our parent, AMR Corporation.

                          FORWARD-LOOKING INFORMATION

     This Prospectus and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our expectations or beliefs concerning future events. When used in this Prospectus and in documents incorporated by reference, the words "believes," "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the ability to continue to successfully integrate with our operations the assets acquired from Trans World Airlines, Inc. ("TWA") and the former TWA workforce, and the impact of the events of September 11, 2001 on us and AMR and the sufficiency of our and AMR's financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Prospectus and the documents incorporated by reference are based upon information available to us on the date of this Prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements: failure to reach agreement with any labor union representing our employees, changes in economic or other conditions, increases in the price of jet fuel, future fare reductions in the airline industry, changes in our business strategy, actions by government agencies, the adverse impact of the September 11, 2001 terrorist attacks and the possible occurrence of other terrorist attacks, and the availability of future financing.

Additional information concerning these and other factors is contained in our Commission filings, including but not limited to our and AMR's Forms 10-K for the year ended December 31, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and AMR file annual, quarterly and special reports with the Commission. These Commission filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any such document we or AMR file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The Commission allows us to "incorporate by reference" the information we and AMR file with it, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this Prospectus, even though it is not repeated in this Prospectus or in any Prospectus Supplement; and

     - information that we and AMR file with the Commission will automatically update and supersede this Prospectus and any Prospectus Supplements.

     We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete our offering of Debt Securities:

     - Annual Reports of American and of AMR on Form 10-K for the year ended December 31, 2001;

     - Current Report of American on Form 8-K filed January 16, 2002; and

     - Current Report of AMR on Form 8-K filed January 16, 2002.

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

        Corporate Secretary
        American Airlines, Inc.
        P.O. Box 619616, Mail Drop 5675
        Dallas/Fort Worth Airport, Texas 75261-9616
        (817) 967-1254

     You should rely only on the information incorporated by reference or provided in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Debt Securities or any related AMR Guarantees in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or in any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of American or of AMR since the date of this Prospectus or of any applicable Prospectus Supplement.

                                  THE COMPANY

     American, the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American purchased substantially all of the assets and assumed certain liabilities of TWA, the eighth largest United States air carrier. American (including TWA) is the largest scheduled passenger airline in the world. American provides scheduled jet service to numerous destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for both American's and AMR's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-967-1532).

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table contains the ratios of earnings to fixed charges of American and of AMR for the periods indicated:

                                                          YEAR ENDED DECEMBER 31,
                                                      --------------------------------
                                                      1997   1998   1999   2000   2001
                                                      ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges
  American..........................................  2.27   2.82   1.95   2.07     *
  AMR...............................................  2.13   2.55   1.72   1.87    **

---------------

 * In April 2001 the Board of Directors of American approved the guarantee by American of the existing debt obligations of AMR. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. We needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

** For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,900 million to achieve a ratio of earnings to fixed charges of 1.0.

     For purposes of the table, "earnings" represents consolidated income from continuing operations before income taxes, extraordinary items and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor. See Exhibit
12.1 to the registration statement of which this Prospectus forms a part for the amount of rental expense of American and AMR, respectively, we deem representative of the interest factor.

                                USE OF PROCEEDS

     Except as we may describe otherwise in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to American's working capital and will be available for general corporate purposes, including, among other possible uses, the repayment of short-term or long-term debt or lease obligations, the acquisition of aircraft by American and other capital expenditures.

                         DESCRIPTION OF DEBT SECURITIES

INTRODUCTION

     We will issue the Debt Securities in one or more distinct series. The Debt Securities may include debentures, notes or other kinds of unsecured debt obligations. The Debt Securities may be denominated in United States dollars or in one or more foreign currencies or currency units. The maximum principal amount of Debt Securities that we may issue pursuant to this Prospectus is limited to $2,500,000,000, subject to two exceptions. First, if we choose to issue any Debt Securities denominated in a foreign currency or a currency unit, the U.S.-dollar equivalent of the principal amount of such Debt Securities, based on the exchange rate at the time of their sale, will be applied against such $2,500,000,000 limit. Second, if we choose to issue any Debt Securities at an "original issue discount", the amount of the proceeds we receive from their sale will be applied against such $2,500,000,000 limit. A Debt Security issued at an "original issue discount" is a Debt Security that is sold at a substantial discount below its stated principal amount. Typically, a Debt Security issued at an "original issue discount" will not bear interest or will bear interest at an interest rate that is below the market interest rate at the time of issuance.

     This Description summarizes terms of the Debt Securities that we expect will be common to all series. Most of the financial terms and other specific terms of any series of Debt Securities that we offer will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of specific Debt Securities may differ from the general information that we have provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different than the information below.

     We will issue the Debt Securities under a contract called the "Indenture" between us and the Trustee, Citibank, N.A. Unless we tell you otherwise in the applicable Prospectus Supplement, the Indenture and the Debt Securities will be governed by New York law. The terms of the Debt Securities include those stated in the Debt Securities and in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939. (Section 1.11 of the Indenture) The form of the Indenture is contained in the registration statement that we have filed with the Commission. See "Where You Can Find More Information" on page 3 for information on how to obtain a copy of the Indenture from the Commission.

     Because this Description is a summary, it does not describe every aspect of the Debt Securities or of the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture and of the Debt Securities. For example, in this Description we use capitalized words to signify defined terms that have been given special meaning in the Indenture. We describe the meaning for only some of the more important terms. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this Prospectus or in any Prospectus Supplement, such sections or defined terms are incorporated by reference here or in the Prospectus Supplement.

     This Description also is subject to and qualified by reference to the description of the particular terms of any particular series of Debt Securities described in a Prospectus Supplement.

GENERAL TERMS OF DEBT SECURITIES

     The Debt Securities will not be secured by any of American's property or assets. Accordingly, your ownership of Debt Securities will mean that you will be one of American's unsecured creditors. In addition, the Debt Securities will not be subordinated to any other existing or future unsecured indebtedness of American, and therefore they will rank equally with all of American's other unsecured and unsubordinated indebtedness. The Indenture does not limit the total amount of Debt Securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. The Indenture moreover does not contain any financial covenants or other provisions that protect you in the event we issue a large amount of debt or are acquired by another entity (including in a highly leveraged transaction).

SPECIFIC TERMS OF DEBT SECURITIES

     A Prospectus Supplement will describe specific terms relating to each series of Debt Securities then being offered. These terms will include some or all of the following:

     - the title and type of such Debt Securities;

     - the total principal amount of such Debt Securities;

     - the date or dates on which the principal of such Debt Securities will be payable, or the method of determining and/or extending such date(s), and the amount or amounts of such principal payments;

     - the date or dates from which any interest will accrue, or the method of determining such date(s);

     - any interest rate or rates (which may be fixed or variable) that such Debt Securities will bear, or the method of determining or resetting such rate or rates, and the interest payment dates (if any) for such Debt Securities;

     - the place or places where any principal, premium or interest payments may be made;

     - any optional redemption provisions, including the period(s) within which, the price(s) at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, American may redeem such Debt Securities;

     - any provisions obligating American to repurchase or otherwise redeem such Debt Securities pursuant to sinking fund or analogous provisions, upon the occurrence of a specified event or at the Holder's option;

     - if other than $1,000 denominations, the denominations in which such Debt Securities are issuable;

     - if other than U.S. dollars, the currency, composite currency or currency units of payment of principal, premium, if any, and interest on such Debt Securities;

     - any index, formula or other method to be used for determining the amount of any payments on such Debt Securities;

     - if other than the outstanding principal amount, the amount that will be payable if the maturity of such Debt Securities is accelerated, or the method of determining such amount;

     - the person to whom any interest on such Debt Securities will be payable (if other than the registered Holder of such Debt Securities on the applicable record date) and the manner in which it shall be payable;

     - any changes to or additional Events of Default or covenants;

     - any provisions for the payment of additional amounts on Debt Securities held by non-U.S. persons in respect of taxes or similar charges withheld or deducted, and for the optional redemption of such Debt Securities in lieu of paying such additional amounts;

     - any provisions modifying the defeasance or covenant defeasance provisions that apply to such Debt Securities;

     - whether such Debt Securities will be issued in whole or in part in the form of one or more temporary or global securities, and, if so, the identity of the depositary for such global security or securities;

     - if other than the laws of New York, the law governing such Debt Securities and the extent to which such other law governs;

     - whether an AMR Guarantee will apply to such Debt Securities and, if so, the material terms thereof; and

     - any other special terms of such Debt Securities.

(Section 3.1 of the Indenture)

     Unless we tell you otherwise in the applicable Prospectus Supplement, Debt Securities will not be listed on any securities exchange.

     Unless we tell you otherwise in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. If Debt Securities of any series are issued in bearer form, the applicable Prospectus Supplement will describe special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to such Debt Securities and to payments on and transfer and exchange of such Debt Securities. Bearer Debt Securities generally will be transferable by delivery. (Section 3.5 of the Indenture) The Indenture refers to each Person who is the bearer of a bearer Debt Security as the "Holder" of that Debt Security. (Section 1.1 of the Indenture)

     If we issue Debt Securities at an "original issue discount", the applicable Prospectus Supplement will describe certain special federal income tax and other considerations applicable to such Debt Securities.

     If the purchase price of any Debt Securities is payable in foreign currencies, composite currencies or currency units or if any Debt Securities are denominated in foreign currencies, composite currencies or currency units, or if any Debt Securities are payable in foreign currencies, composite currencies or currency units, the applicable Prospectus Supplement will describe the special restrictions, elections and federal income tax considerations, and certain other important information, with respect to such Debt Securities and such foreign currencies, composite currencies or currency units.

     The principal, premium, interest or other payments on Debt Securities may be determined by reference to an index, formula or other method. Such an index, formula or other method may be based, without limitation, on the price of one or more commodities, derivatives or securities; a securities or commodities exchange index; a foreign currency or currencies or one or more composite currencies or currency units; or any other variable or variables. If we issue Debt Securities the payments on which are based on such an index, formula or other method, the applicable Prospectus Supplement will describe that index, formula or other method and certain special federal income tax and other considerations applicable to such Debt Securities.

REGISTERED SECURITIES

     As noted above, unless we tell you in a Prospectus Supplement that the specific Debt Securities described in that Prospectus Supplement are bearer Debt Securities, the Debt Securities will be "registered securities". We and the Trustee may treat the Person in whose name a registered Debt Security is registered under the Indenture as the owner of that Debt Security for all purposes, including for the purpose of receiving payments on that Debt Security. (Section 3.8 of the Indenture) The Indenture refers to each Person in whose name a registered Debt Security is registered as the "Holder" of that Debt Security. (Section 1.1 of the Indenture)

     Except as described below under "Global Debt Securities" or in the applicable Prospectus Supplement, a Holder can exchange or transfer Debt Securities in registered form at the office of the Trustee. Initially, the Trustee will act as our agent for registering such Debt Securities in the names of Holders and transferring such Debt Securities. We may appoint another entity at any time to perform this role or we may perform it ourselves. The entity performing the role of maintaining the list of registered Holders and performing transfers is called the "Registrar". (Sections 3.5 and 9.2 of the Indenture)

     Unless we tell you otherwise in the applicable Prospectus Supplement, a Holder seeking to transfer or exchange a registered Debt Security will not be required to pay a service charge to us, the Registrar or the Trustee, but such Holder may be required to pay any tax or other governmental charge associated with the transfer or exchange. (Section 3.5 of the Indenture)

     If you are not the Holder of any Debt Securities in registered form, your rights relating to those Debt Securities will be governed in part by applicable laws and by the account rules and policies of the broker, bank or financial intermediary through which you invest in such Debt Securities and any other financial intermediary that holds interests directly or indirectly in such Debt Securities (including any Depositary referred to below under "Global Debt Securities"). None of American, AMR or the Trustee has any responsibility for the account rules, policies, actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in a Debt Security in registered form.

     IF YOU ARE NOT THE HOLDER OF ANY DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF SUCH DEBT SECURITIES. IN PARTICULAR, YOU SHOULD ASK HOW YOU WILL RECEIVE PAYMENTS, AND WHETHER YOU WILL BE ABLE TO PROVIDE INSTRUCTIONS AS TO HOW SUCH BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY SHOULD EXERCISE THE RIGHTS OF A "HOLDER" UNDER THE INDENTURE.

GLOBAL DEBT SECURITIES

     We may specify in the applicable Prospectus Supplement that the Debt Securities of a series will be issued in the form of fully registered global securities ("Registered Global Securities"). Registered Global Securities will be registered in the name of a financial institution we select. This financial institution, which will be the sole direct Holder of the Registered Global Securities, is called the "Depositary". We will identify any Depositary in the applicable Prospectus Supplement. Any person wishing to own a Debt Security represented by a Registered Global Security must do so indirectly by virtue of an account with a broker, bank or other financial intermediary that in turn has an account with the Depositary, or with another financial intermediary that itself has an account with the Depositary. The Debt Securities represented by the Registered Global Securities may not be transferred to the name of any other Holder unless the special circumstances described below occur.

     Special Investor Considerations for Registered Global Securities. Our obligations with respect to Registered Global Securities, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to Persons who are registered Holders of those Debt Securities. For example, once a payment on a Registered Global Security is made to the Depositary, as sole Holder of that Registered Global Security, neither we nor the Trustee has any further responsibility for that payment even if it is not passed along to the correct owners of the beneficial interests in that Registered Global Security.

     As long as the Debt Securities are represented by Registered Global
Securities:

     - You cannot have Debt Securities registered in your name under the Indenture.

     - You cannot receive physical certificates from us for your interest in the Debt Securities.

     - You must look to your own bank or broker or other financial intermediary for payments on the Debt Securities.

     - You will have no rights as a "Holder" under the Indenture. This means that, among other things, you will have no right to give any direction, approval or instruction directly to the Trustee under the Indenture.

     - You may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

     - The Depositary's policies will govern payments, transfers, exchanges and other matters relating to the Registered Global Security. American, AMR and the Trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Registered Global Security. American, AMR and the Trustee also do not supervise the Depositary in any way. In addition, American, AMR and the Trustee have no responsibility for the actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in the Registered Global Security.

     - Payment for purchases and sales in the market for corporate debentures and notes is generally made in next-day funds. In contrast, the Depositary will usually require that interests in a Registered Global Security be purchased or sold within its system using same-day funds. This difference could have some effect on how Registered Global Security interests trade, but we do not know what that effect will be.

     YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN DEBT SECURITIES REPRESENTED BY REGISTERED GLOBAL SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF SUCH DEBT SECURITIES. IN PARTICULAR, YOU SHOULD ASK HOW YOU WILL RECEIVE PAYMENTS AND WHETHER YOU WILL BE ABLE TO PROVIDE INSTRUCTIONS AS TO HOW THE DEPOSITARY SHOULD EXERCISE THE RIGHTS OF A "HOLDER" UNDER THE INDENTURE.

     Special Situations When a Registered Global Security Will Be
Terminated. In the special situations described in the next paragraph, a Registered Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, we believe that you likely will be able to choose whether to hold Debt Securities directly in your own name or indirectly through an account at a bank or broker or other financial intermediary. However, when a Registered Global Security terminates, the Depositary (and not AMR, American or the Trustee) will be responsible for determining the names of the institutions that will be the initial direct Holders of the Debt Securities. You must consult your own bank or broker or other financial intermediary at such time to find out how to have your interests in Debt Securities transferred to your own name, if you wish to become a direct Holder.

     The special situations for termination of a Registered Global Security are:

     - When the Depositary notifies us that it is unwilling, unable or no longer qualifies to continue as Depositary (unless a replacement Depositary is named).

     - When we determine not to have any of the Debt Securities of a series represented by a Registered Global Security and notify the Trustee of our decision.

(Section 3.5 of the Indenture) In addition, a Prospectus Supplement may list situations for terminating a Registered Global Security that would apply only to the particular series of Debt Securities covered by that Prospectus Supplement.

     Bearer Global Securities. The Debt Securities of a series may also be issued wholly or partially in the form of one or more bearer global securities ("Bearer Global Securities") that will be deposited with a Depositary, or with a nominee for such Depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Sections 3.4 and 3.5 of the Indenture) The applicable Prospectus Supplement will describe the specific terms and procedures, including the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by Bearer Global Securities.

PAYMENTS

     Unless we tell you otherwise in the applicable Prospectus Supplement, we will generally deposit interest, principal and any other money due on the Debt Securities, in the designated currency, with the Trustee, and the Trustee will act as our agent for making payments on the Debt Securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of making payments is called the "Paying Agent". We may, at our option, make any interest payments on Debt Securities in registered form by having the Trustee mail checks or make wire transfers to the registered Holders listed in the Registrar's records. (Sections 3.7(a) and 9.2 of the Indenture) IF YOU ARE NOT THE HOLDER OF ANY DEBT SECURITIES IN REGISTERED FORM, YOU MUST MAKE YOUR OWN ARRANGEMENTS WITH THE BANK, BROKER OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES TO RECEIVE PAYMENTS.

     Unless we tell you otherwise in the applicable Prospectus Supplement, interest, if any, will be payable to each Holder listed in the Registrar's records at the close of business on a particular day in advance of each due date for interest, even if such Holder no longer owns the Debt Security on the interest due date. That particular day is called the "Record Date" and will be stated in the Prospectus Supplement. (Section 3.7(a) of the Indenture) Persons buying and selling Debt Securities between a Record Date and an interest payment date must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered Holder on the Record Date.

     Unless we tell you otherwise in the applicable Prospectus Supplement, interest payable on any Debt Security in registered form that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the Holder in whose name such Debt Security is registered on the relevant Record Date. Such defaulted interest will instead be payable to the person in whose name such Debt Security is registered on the special record date or other specified date determined in accordance with the Indenture. (Section 3.7(b) of the Indenture)

     We will make payments on Debt Securities in bearer form in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any relevant laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The Paying Agents outside the United States initially appointed by us for a series of Debt Securities will be named in the applicable Prospectus Supplement.

     Unless we tell you otherwise in the applicable Prospectus Supplement, if any payment date is not a business day, payments scheduled to be made on such payment date may be made on the next succeeding business day without additional interest.

     We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents, except that, if Debt Securities of a series are issuable as Registered Securities, we will be required to maintain at least one Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, we will be required to maintain a Paying Agent in a Place of Payment outside the United States where Debt Securities of such series and any related coupons may be presented and surrendered for payment. (Section 9.2 of the Indenture)

NOTICES

     American and the Trustee will send notices regarding Debt Securities in registered form only to registered Holders, using their addresses as listed in the Registrar's records. IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON HOW YOU WILL RECEIVE SUCH NOTICES. Holders of Bearer Debt Securities will be notified by publication as described in the Prospectus Supplement relating to such Debt Securities. (Section 1.6 of the Indenture)

CONSOLIDATION, MERGER OR SALE BY AMERICAN

     The Indenture generally permits American to consolidate or merge with or into another entity and to sell or otherwise dispose of all or substantially all of its assets. However, we may not take any of these actions unless all the following conditions are met:

     - where we merge out of existence or sell or otherwise dispose of our assets, the other entity must be a corporation, limited liability company, partnership, trust or other Person organized and existing under the laws of the United States of America or a State thereof, and it must agree to be legally responsible for all of American's obligations under the Debt Securities and the Indenture;

     - the transaction must not cause a default on the Debt Securities and American must not already be in default (for this purpose, a "default" is an event that with notice or passage of time would become an Event of Default); and

     - American must deliver certain certificates and documents to the Trustee.

     The remaining or acquiring Person after any such transaction will be substituted for American under the Indenture and the Debt Securities, and all obligations of American will terminate. (Section 7.1 of the Indenture)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The term "Event of Default" means, with respect to Debt Securities of any series, any of the following:

     - We fail to pay interest on a Debt Security of such series within 30 days of its due date.

     - We fail to pay principal or any premium on a Debt Security of such series, or we fail to deposit any mandatory sinking fund payment, within 10 days of its due date.

     - We remain in breach of a covenant in the Indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or the Holders of at least 25% of the principal amount of the Debt Securities of the affected series.

     - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

     - There occurs any other "Event of Default" described in the applicable Prospectus Supplement.

(Section 5.1 of the Indenture) An Event of Default for a particular series of Debt Securities will not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indenture.

     The Indenture requires the Trustee to notify Holders of the applicable series of Debt Securities of any uncured Default within 90 days after such Default occurs. The Trustee may withhold notice, however, of any Default (except in the payment of principal or interest) if it considers such withholding of notice to be in the Holders' best interests. (Section 6.5 of the Indenture)

     If an Event of Default has occurred and has not been cured, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of the affected series may declare the entire principal amount (or, if the Debt Securities of that series are original issue discount Debt Securities or Debt Securities payable in accordance with an index, formula or other method, such portion of the principal amount or other amount specified in the Prospectus Supplement) of all the Debt Securities of that series to be due and immediately payable. (Section 5.2 of the Indenture) The Holders of a majority in aggregate principal amount of the Debt Securities of the affected series may waive, on behalf of the Holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security and certain other defaults. (Section 5.7 of the Indenture)

     The Holders of a majority in aggregate principal amount of the Debt Securities of the affected series (with the Debt Securities of each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of such series, as long as such direction does not conflict with any law or the Indenture and subject to certain other limitations. (Section 5.8 of the Indenture)

     Before a Holder can bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Debt Securities, the following must occur:

     - such Holder must give the Trustee written notice that an Event of Default has occurred and remains uncured;

     - the Holders of at least 25% in aggregate principal amount of all Debt Securities of the relevant series must request the Trustee in writing to take action because of the Event of Default, and must offer an indemnity to the Trustee against the cost and other liabilities of taking that action;

     - the Trustee must not have taken action for 60 days after receipt of the above notice, request and indemnity; and

     - the Holders of a majority in aggregate principal amount of the Debt Securities of that series must not have given the Trustee a direction inconsistent with the above notice.

(Section 5.9 of the Indenture)

     However, a direct Holder is entitled to bring a lawsuit at any time for the payment of principal, premium, if any, and interest due on its Debt Securities after the due date. (Section 5.10 of the Indenture)

     IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF THOSE DEBT SECURITIES FOLLOWING AN EVENT OF DEFAULT.

     We will file annually with the Trustee a certificate as to American's compliance with all conditions and covenants of the Indenture. (Section 9.7 of the Indenture)

MODIFICATION OF THE INDENTURE

     There are three categories of changes we can make to the Indenture and the Debt Securities.

     Changes Requiring Approval of Each Affected Holder. First, there are changes that cannot be made to Debt Securities of any series without the approval of each Holder of Debt Securities of the series affected by such change. Following is a summary of those changes:

     - to change the time for payment of principal of or interest on a Debt Security;

     - to reduce the amounts of principal of or interest on a Debt Security;

     - to reduce the amount of any premium payable upon the redemption of a Debt Security;

     - to reduce the amount payable upon acceleration of the maturity of an original issue discount Debt Security or a Debt Security payable in accordance with an index, formula or other method;

     - to change the currency of payment on a Debt Security;

     - to impair the right to sue for payment on a Debt Security;

     - to reduce the percentage of Holders of Debt Securities of such series whose consent is needed to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture or to waive certain defaults;

     - to change the obligation of American to maintain an office or agency in the places and for the purposes specified in the Indenture; or

     - to modify the provisions relating to waiver of certain defaults or modifications of the Indenture and Debt Securities.

(Section 8.2 of the Indenture)

     Changes Requiring a Majority Vote. The second category of change to the Indenture and the Debt Securities is the kind that requires a vote in favor by Holders of Debt Securities owning a majority of the principal amount of each particular series adversely affected. (Section 8.2 of the Indenture)

     Changes Not Requiring Approval. The third category of change does not require any vote by Holders of Debt Securities. Following is a summary of those changes:

     - to reflect that another corporation or entity has succeeded American or AMR and assumed its covenants and obligations under, as applicable, the Indenture, any Debt Securities and any related AMR Guarantee;

     - to add to American's or AMR's covenants, to surrender any right or power of American or AMR, or to comply with any Commission requirement in connection with the qualification of the Indenture or any AMR Guarantee;

     - to add additional Events of Default with respect to any series;

     - to add or change any provisions to the extent necessary to facilitate the issuance of Debt Securities in bearer form or in global form;

     - to add, or to change or eliminate, any provision affecting Debt Securities not yet issued, including to make appropriate provisions for an AMR Guarantee;

     - to secure the Debt Securities;

     - to establish the form or terms of Debt Securities;

     - to provide for the electronic delivery of supplemental indentures or Debt Securities of any series;

     - to evidence and provide for successor or additional Trustees;

     - if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States;

     - to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake in the Indenture, any Debt Securities or any AMR Guarantee; or

     - to make any other provisions with respect to matters or questions arising under the Indenture, as long as such action does not materially adversely affect Holders of the Debt Securities.

(Section 8.1 of the Indenture)

     IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT WITH THE BROKER, BANK OR FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON HOW APPROVAL WILL BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR REQUEST A WAIVER OF ANY OF ITS TERMS.

DEFEASANCE

     Unless we tell you otherwise in the applicable Prospectus Supplement, the following discussion of full defeasance and covenant defeasance will apply to each series of Debt Securities. (Article IV of the Indenture)

     Full Defeasance. Under certain circumstances, we can legally release ourselves from any payment or other obligations on the Debt Securities of any series (called "full defeasance") if we put in place the following arrangements for the Holders of those Debt Securities to be repaid:

     - we must irrevocably deposit in trust for the Holders' benefit a combination of money and Government Obligations that will generate enough money to pay when due the principal of and any premium or interest on the Debt Securities of such series and to make any mandatory sinking fund payments on such Debt Securities; and

     - we must deliver to the Trustee a legal opinion of our counsel confirming that there has been a change in federal tax law as in effect on the date of this Prospectus or an Internal Revenue Service ruling that lets us make the above deposit without causing Holders to be taxed on the Debt Securities of such series any differently than if American did not make the deposit and simply repaid such Debt Securities itself.

(Sections 4.4 and 4.6 of the Indenture)

     If American ever did accomplish full defeasance, as described above, Holders would have to rely solely on the trust deposit for repayment on the Debt Securities of the particular series defeased. Holders could not look to American or to any AMR Guarantee for repayment if a shortfall occurred.

     American may exercise its full defeasance option even if it has previously exercised its covenant defeasance option. If American exercises its full defeasance option, payment of the particular series of Debt Securities defeased may not be accelerated because of a Default or an Event of Default. (Section 4.4 of the Indenture)

     Covenant Defeasance. Under certain circumstances, we can make the same type of deposit described above and be released from some of the restrictive covenants in the Debt Securities of any series. This is called "covenant defeasance". In that event, Holders of those Debt Securities would lose the protection of those restrictive covenants but would gain the protection of having money and Government Obligations set aside in trust to repay such Debt Securities. To achieve covenant defeasance, we must do the following:

     - we must irrevocably deposit in trust for the Holders' benefit a combination of money and Government Obligations that will generate enough money to pay when due the principal of and any premium or interest on the Debt Securities of such series and to make any mandatory sinking fund payments on such Debt Securities; and

     - we must deliver to the Trustee a legal opinion of our counsel confirming that, under federal tax law as in effect at the time of such deposit, American may make such deposit without causing Holders to be taxed on the Debt Securities of such series any differently than if American did not make the deposit and simply repaid such Debt Securities itself.

(Sections 4.5 and 4.6 of the Indenture)

     If American exercises its covenant defeasance option with respect to the Debt Securities of a series, certain restrictive covenants of the Indenture and certain Events of Default would no longer apply to such series. (Section 4.5 of the Indenture) If one of the remaining Events of Default occurred, however, and payment of the Debt Securities of such series was accelerated, there could be a shortfall between the amount in the trust deposit at that time and the amount then due on such series. Holders could still look to American for payment of such Debt Securities if there were such a shortfall. Depending on the event causing the default (such as American's bankruptcy), however, Holders may not be able to obtain payment of the shortfall from American.

GUARANTEE OF AMR CORPORATION

     Our parent, AMR Corporation, may guarantee unconditionally the full and prompt payment of the principal of, premium, if any, and interest on, and any redemption price with respect to, any series of Debt Securities that we issue under the Indenture when and as such amounts become due and payable, whether at stated maturity, by acceleration, call for redemption, or otherwise. If AMR guarantees these obligations under any series of Debt Securities, we will tell you in the applicable Prospectus Supplement and describe the terms of the guarantee in the applicable Prospectus Supplement. Unless we tell you otherwise in the applicable Prospectus Supplement, such guarantee will be enforceable without any need to first enforce the Debt Securities against American, and will be an unsecured obligation of AMR.

THE TRUSTEE

     Citibank, N.A. ("Citibank") is the Trustee under the Indenture. AMR, American and certain of their affiliates currently have credit lines with and borrow funds from, and have other banking and commercial relationships with, Citibank. Among other things, Citibank currently serves as indenture trustee under several other indentures of AMR. In the future any of AMR, American and their affiliates may maintain banking and other commercial relationships with Citibank and its affiliates.

                              PLAN OF DISTRIBUTION

     We may sell Debt Securities from time to time in one or more transactions. We may sell the Debt Securities of or within any series to or through agents, underwriters or dealers or directly to one or more purchasers.

AGENTS

     We may use agents to sell Debt Securities. Unless we tell you otherwise in the applicable Prospectus Supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

UNDERWRITERS

     We may sell Debt Securities to underwriters. Unless we tell you otherwise in the applicable Prospectus Supplement, the underwriters may resell those Debt Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the Debt Securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may sell Debt Securities directly to purchasers without the involvement of underwriters or agents.

OTHER MEANS OF DISTRIBUTION

     Debt Securities may also be offered and sold, if we so indicate in the applicable Prospectus Supplement, by one or more firms ("remarketing firms") acting as dealers or as agents for American in connection with a remarketing of such Debt Securities following their purchase or redemption.

     If we so indicate in the applicable Prospectus Supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Debt Securities from American pursuant to delayed delivery contracts providing for payment and delivery at a future date.

GENERAL INFORMATION

     Any underwriters, agents or remarketing firms will be identified and their compensation described in a Prospectus Supplement.

     We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Act"), or to contribute with respect to payments they may be required to make.

     Any underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, AMR, American or our affiliates in the ordinary course of their business.

                                 LEGAL OPINIONS

     Unless we tell you otherwise in the applicable Prospectus Supplement, the validity of the securities offered hereby will be passed upon for American and, if applicable, AMR by their General Counsel and for any agents, underwriters or dealers by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling from time to time represents American with respect to certain matters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of AMR and American included in AMR's and American's Annual Reports on Form 10-K for the year ended December 31, 2001, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the registration statement of which it is a part. Such consolidated financial statements and schedules are incorporated by reference herein in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 14, 2002

PROSPECTUS

                                 $2,500,000,000

                            AMERICAN AIRLINES, INC.
                           PASS THROUGH CERTIFICATES

     This Prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by American Airlines, Inc. We will describe the specific terms of any offering of Pass Through Certificates in a Prospectus Supplement to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplements carefully before you invest.

THE PASS THROUGH CERTIFICATES:

     - Will be issued in one or more series.

     - Will be payable at the times and in the amounts specified in the accompanying Prospectus Supplement.

     - will represent interests in the relevant Trust only, will be paid only from the assets of that Trust and will not represent obligations of, or be guaranteed by, American.

     - May have one or more forms of credit or liquidity enhancement.

EACH PASS THROUGH TRUST:

     - Will own:

     - Equipment Notes of one or more series or notes issued by a trust or other entity secured by Equipment Notes, and

     - other property described in this Prospectus and the accompanying Prospectus Supplement.

     - Will pass through payments on the Equipment Notes and other property that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

     - Will be either

     - Owned Aircraft Notes issued by American, or

     - Leased Aircraft Notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related Equipment Notes, subject to some limited exceptions.

AMR GUARANTEES

     - To the extent stated in the applicable Prospectus Supplement, American's payment obligations in respect of any Owned Aircraft Notes or the leases relating to any Leased Aircraft Notes will be fully and unconditionally guaranteed by our parent, AMR Corporation.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this Prospectus is           , 2002.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation, filed jointly with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may sell the Pass Through Certificates and the related AMR Guarantees, if any, described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Pass Through Certificates and any related AMR Guarantees we may offer. Each time we sell Pass Through Certificates, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below under "Where You Can Find More Information".

     This Prospectus does not contain all of the information set forth in the registration statement that we filed with the Commission or in the exhibits to that registration statement. For further information about American, AMR, the Pass Through Certificates or any related AMR Guarantees, you should refer to that registration statement and its exhibits. Statements contained in this Prospectus or in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the Commission relating to the Pass Through Certificates and any related AMR Guarantees can be obtained from the Commission, as described below under "Where You Can Find More Information".

     In this Prospectus, "we" and "American" refer to American Airlines, Inc. and "AMR" refers to our parent, AMR Corporation.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    2
Forward-Looking Information.................................    2
Where You Can Find More Information.........................    3
The Company.................................................    4
Ratios of Earnings to Fixed Charges.........................    4
Formation of the Trusts.....................................    5
Use of Proceeds.............................................    5
Description of the Pass Through Certificates................    6
Description of the Equipment Notes..........................   20
Credit Enhancements.........................................   25
Certain Federal Income Tax Consequences.....................   26
Certain Connecticut Taxes...................................   28
ERISA Considerations........................................   28
Plan of Distribution........................................   29
Legal Opinions..............................................   30
Experts.....................................................   30

                          FORWARD-LOOKING INFORMATION

     This Prospectus and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent our expectations or beliefs concerning future events. When used in this Prospectus and in documents incorporated by reference, the words "believes," "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, our expectations concerning operations, financial conditions, including changes in capacity, revenues and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the ability to continue to successfully integrate with our operations the assets acquired from Trans World Airlines, Inc. ("TWA") and the former TWA workforce, and the impact of the events of September 11, 2001 on us and AMR and the sufficiency of our and AMR's financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Prospectus and the documents incorporated by reference are based upon information available to us on the date of this Prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements: failure to reach agreement with any labor union representing our employees, changes in economic or other conditions, increases in the price of jet fuel, future fare reductions in the airline industry, changes in our business strategy, actions by government agencies, the adverse impact of the September 11, 2001 terrorist attacks and the possible occurrence of other terrorist attacks, and the availability of future financing. Additional information concerning these and other factors is contained in our Commission filings, including but not limited to our and AMR's Forms 10-K for the year ended December 31, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and AMR file annual, quarterly and special reports with the Commission. These Commission filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any such document we or AMR file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The Commission allows us to "incorporate by reference" the information we and AMR file with it, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this Prospectus, even though it is not repeated in this Prospectus or in any Prospectus Supplement; and

     - information that we and AMR file with the Commission will automatically update and supersede this Prospectus and any Prospectus Supplements.

     We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete our offering of Pass Through Certificates:

     - Annual Reports of American and of AMR on Form 10-K for the year ended December 31, 2001;

     - Current Report of American on Form 8-K filed January 16, 2002; and

     - Current Report of AMR on Form 8-K filed January 16, 2002.

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

        Corporate Secretary
        American Airlines, Inc.
        P.O. Box 619616, Mail Drop 5675
        Dallas/Fort Worth Airport, Texas 75261-9616
        (817) 967-1254

     You should rely only on the information incorporated by reference or provided in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Pass Through Certificates or any related AMR Guarantees in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or in any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of American or of AMR since the date of this Prospectus or of any applicable Prospectus Supplement.

                                  THE COMPANY

     American, the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American purchased substantially all of the assets and assumed certain liabilities of TWA, the eighth largest United States air carrier. American (including TWA) is the largest scheduled passenger airline in the world. American provides scheduled jet service to numerous destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for both American's and AMR's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-967-1532).

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table contains the ratios of earnings to fixed charges of American and of AMR for the periods indicated:

                                                          YEAR ENDED DECEMBER 31,
                                                      --------------------------------
                                                      1997   1998   1999   2000   2001
                                                      ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges
  American..........................................  2.27   2.82   1.95   2.07     *
  AMR...............................................  2.13   2.55   1.72   1.87    **

---------------

 * In April 2001 the Board of Directors of American approved the guarantee by American of the existing debt obligations of AMR. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. We needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

** For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,900 million to achieve a ratio of earnings to fixed charges of 1.0.

     For purposes of the table, "earnings" represents consolidated income from continuing operations before income taxes, extraordinary items and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor. See Exhibit
12.1 to the registration
statement of which this Prospectus forms a part for the amount of rental expense of American and AMR, respectively, we deemed representative of the interest factor.

                            FORMATION OF THE TRUSTS

     We will enter into a Pass Through Trust Agreement (the "Basic Agreement") with State Street Bank and Trust Company of Connecticut, National Association, as Trustee (the "Trustee"). Each series of Pass Through Certificates will be issued by a separate Trust. Each separate Trust will be formed pursuant to the Basic Agreement and a specific supplement to the Basic Agreement (each, a "Trust Supplement") between American and the Trustee or among American, AMR and the Trustee. All Pass Through Certificates issued by a particular Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, will have no rights, benefits or interest in respect of any other Trust or the property held in any other Trust.

     Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed by the Trust Supplement, will enter into one or more agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more Equipment Notes. All of the Equipment Notes that constitute the property of any one Trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the Pass Through Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Pass Through Certificates issued by such Trust. The Trustee will distribute principal, premium, if any, and interest payments received by it as holder of the Equipment Notes to the registered holders of Pass Through Certificates (the "Certificateholders") of the Trust in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

                                USE OF PROCEEDS

     Except as set forth in the applicable Prospectus Supplement, the Trustee for each Trust will use the proceeds from the sale of the Pass Through Certificates issued by such Trust to purchase one or more Equipment Notes or notes issued by a separate trust or other entity secured by Equipment Notes. Equipment Notes may be Owned Aircraft Notes or Leased Aircraft Notes. Any Trust may hold Owned Aircraft Notes and Leased Aircraft Notes simultaneously. The Owned Aircraft Notes will be secured by certain aircraft owned or to be owned by American ("Owned Aircraft"), and the Leased Aircraft Notes will be secured by certain aircraft leased or to be leased to American ("Leased Aircraft"). In certain cases, Owned Aircraft Notes or Leased Aircraft Notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt related to the same Owned or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Pass Through Certificates. Also, a liquidity facility, surety bond, financial guarantee or other arrangement may support one or more payments on the Equipment Notes or Pass Through Certificates of one or more series. We will describe any such credit enhancements in the applicable Prospectus Supplement.

     To the extent that the Trustee does not use the proceeds of any offering of Pass Through Certificates to purchase Equipment Notes on the date of issuance of such Pass Through Certificates, it will hold such proceeds for the benefit of the holders of such Pass Through Certificates under arrangements that we will describe in the applicable Prospectus Supplement. If the Trustee does not subsequently use any portion of such proceeds to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, it will return that portion of such proceeds to the holders of such Pass Through Certificates.

     In addition, we may offer Pass Through Certificates subject to delayed aircraft financing arrangements, such as the following:

     - A Trust may purchase Leased Aircraft Notes issued by an Owner Trustee prior to the purchase of certain Leased Aircraft by such Owner Trustee or the commencement of the related Lease.

     - A Trust may purchase Owned Aircraft Notes issued by American prior to the expected delivery date of certain Owned Aircraft.

     - The proceeds of the offering of such Pass Through Certificates may be invested with a depositary or represented by escrow receipts until used to purchase Equipment Notes.

     - At the date of issuance of the Pass Through Certificates, it may not yet be determined if the Trust will purchase Owned Aircraft Notes or Leased Aircraft Notes.

In such circumstances, we will describe in the Prospectus Supplement how the proceeds of the Pass Through Certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following description is a summary of the terms of the Pass Through Certificates that we expect will be common to all series. Most of the financial terms and other specific terms of any series of Pass Through Certificates will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Pass Through Certificates may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Pass Through Certificates or the Basic Agreement, and it is subject to and qualified in its entirety by reference to all the provisions of the Pass Through Certificates, the Basic Agreement and the applicable Trust Supplements. The form of Basic Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part. American will file with the Commission the Trust Supplement relating to each series of Pass Through Certificates and the forms of Indenture, Lease (if any), Note Purchase Agreement, intercreditor and subordination agreement (if any) and liquidity facility or other credit enhancement agreement (if any) relating to any offering of Pass Through Certificates as exhibits to a post-effective amendment to the registration statement of which this Prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

     The Pass Through Certificates offered pursuant to this Prospectus will be limited to $2,500,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign or composite currencies or currency units).

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     We expect that the Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Basic Agreement and the Trust Supplement pursuant to which such Pass Through Certificate is issued, and all payments and distributions will be made only from the Trust Property of each Trust. The Trust Property will include (i) the Equipment Notes, or notes issued by a trust or other entity secured by Equipment Notes, held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the applicable Prospectus Supplement, rights under any cross-subordination arrangements, monies receivable under any liquidity facility or other credit enhancement agreement and any other rights or property described therein.

     Equipment Notes may be Owned Aircraft Notes or Leased Aircraft Notes. American will issue Owned Aircraft Notes under separate trust indentures (the "Owned Aircraft Indentures") between American and a bank, trust company or other institution or person specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"). The Owned Aircraft Notes will be recourse obligations of American. The Owned Aircraft may secure additional debt or be subject to other financing arrangements.

     Leased Aircraft Notes will be issued in connection with the leveraged lease of Leased Aircraft to American. Except as set forth in the applicable Prospectus Supplement, each Leased Aircraft will be leased to American under a lease (a "Lease") between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an "Owner Trustee") of a separate trust for the benefit of one or more beneficial owners (each, an "Owner Participant") of the Leased Aircraft. Owner Participants may include American or affiliates of American. The Owner Trustee will issue the Leased Aircraft Notes on a non-recourse basis under separate trust indentures (the "Leased Aircraft Indentures") between it and the applicable Loan Trustee to finance or refinance a portion of the cost to it of the applicable Leased Aircraft. The Owner Trustee will obtain a portion of the funding for the Leased Aircraft from the equity investments of the related Owner Participants and, to the extent set forth in the applicable Prospectus Supplement, additional debt secured by such Leased Aircraft or other sources. No Owner Trustee or Owner Participant, however, will be personally liable for any principal or interest payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. The rents and other amounts payable by American under the Lease relating to any Leased Aircraft will be in amounts sufficient to pay when due all principal and interest payments on the Leased Aircraft Notes issued under the Leased Aircraft Indenture in respect of such Leased Aircraft, subject to some limited exceptions. The Leased Aircraft also may be subject to other financing arrangements. Among other things, the Owner Trustee with respect to a particular Leased Aircraft may refinance any existing related Leased Aircraft Notes through the issuance by a separate trust or other entity of notes secured by such Leased Aircraft Notes. We will describe any such other financing arrangements in the applicable Prospectus Supplement.

     Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Pass Through Certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one Pass Through Certificate of each series may be issued in a different denomination. The Pass Through Certificates do not represent indebtedness of the Trusts, and references in this Prospectus or in any Prospectus Supplement to interest accruing on the Pass Through Certificates are included for purposes of computation only. The Pass Through Certificates do not represent an interest in or obligation of American, AMR, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the applicable Trust as provided in the Basic Agreement and the applicable Trust Supplement.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt relating to the same or certain related Owned Aircraft or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of Pass Through Certificates. Also, payments in respect of the Pass Through Certificates of one or more series, or the Equipment Notes of one or more series, or both, may be supported by a liquidity facility or other credit enhancement arrangements. See "Credit Enhancements" below. Any such intercreditor, subordination, liquidity facility or other credit enhancement arrangements will be described in the applicable Prospectus Supplement. This description assumes that the Pass Through Certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such credit enhancements.

     In addition, this description generally assumes that, on or before the date of the sale of any series of Pass Through Certificates, the related Aircraft shall have been delivered and the ownership or lease financing arrangements for such Aircraft shall have been put in place. However, it is possible that some or all of the Aircraft related to a particular offering of Pass Through Certificates may be subject to certain delayed aircraft financing arrangements. See "Description of the Equipment Notes -- General" below. In the event of any delayed aircraft financing arrangements, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Pass Through Certificates being offered thereby, including:

     - the specific designation and title of such Pass Through Certificates and the related Trust;

     - the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Pass Through Certificates;

     - if other then U.S. dollars, the currency or currencies (including composite currencies or currency units) in which such Pass Through Certificates may be denominated or payable;

     - the specific form of such Pass Through Certificates, including whether or not such Pass Through Certificates are to be issued in accordance with a book-entry system or in bearer form;

     - a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to Leased Aircraft Notes, the Owner Trustee or Owner Participant, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes or other debt issued with respect to the same Aircraft, (c) any additional security or liquidity or other credit enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft;

     - a description of the related Aircraft, including, if determined, whether each such Aircraft is a Leased Aircraft or an Owned Aircraft;

     - a description of the related Note Purchase Agreement and related Indentures, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes;

     - if such Pass Through Certificates relate to Leased Aircraft, a description of the related Leases, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any material limitations on the exercise of such remedies with respect to the applicable Leased Aircraft Notes, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of American to pay rent under the related Lease;

     - the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;

     - cross-default or cross-collateralization provisions in the related Indentures, if any;

     - a description of any intercreditor, subordination or similar provisions among the holders of Pass Through Certificates, including any cross-subordination provisions and provisions relating to control of remedies among the holders of Pass Through Certificates issued by separate Trusts;

     - any arrangements for the investment or other use of proceeds of the Pass Through Certificates prior to the purchase of Equipment Notes, and any arrangements relating to any delayed aircraft financing arrangements;

     - a description of any deposit or escrow agreement, any liquidity or credit facility, surety bond, financial guarantee or other arrangement providing collateralization, credit support or liquidity enhancements for any series of Pass Through Certificates or any class of Equipment Notes; and

     - a description of any other special terms pertaining to such Pass Through Certificates, including any modification of the terms set forth herein.

     If any Pass Through Certificates relate to Equipment Notes that are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates and such foreign or composite currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any Pass Through Certificates relate to Equipment Notes that are sold at a substantial discount below the principal amount of such Equipment Notes, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates will be set forth in the applicable Prospectus Supplement.

     The Basic Agreement does not and the Indentures will not contain any financial covenants or other provisions that protect Certificateholders in the event we issue a large amount of debt or are acquired by another entity (including in a highly leveraged transaction). However, the Certificateholders of each series will have the benefit of a lien on the specific Aircraft securing the related Equipment Notes held in the related Trust. See "Description of the Equipment Notes -- Security."

     To the extent described in a Prospectus Supplement, American will have the right to surrender Pass Through Certificates issued by a Trust to the Trustee for such Trust. In such event, the Trustee will transfer to American an equal principal amount of Equipment Notes relating to a particular Aircraft designated by American and will cancel the surrendered Pass Through Certificates.

BOOK-ENTRY REGISTRATION

  General

     Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described below.

     Upon issuance, each series of Pass Through Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Pass Through Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references in this Prospectus and in any Prospectus Supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has advised American that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates. Certificate Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Pass Through Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book-entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the amount of such DTC Participants' respective holdings of beneficial interests in the Pass Through Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Basic Agreement will be Cede, as nominee of DTC. Certificate Owners therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised American that it will take any action permitted to be taken by Certificateholders under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     None of American, AMR or the Trustee or any agent of American, AMR or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Pass Through Certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their operations.

     The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Pass Through Certificates denominated in a currency other than United States dollars.

     The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources American believes to be reliable, but American has not verified such information and takes no responsibility for the accuracy thereof.

  Same-Day Settlement and Payment

     As long as Pass Through Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Pass Through Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Pass Through Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds.

  Definitive Certificates

     Pass Through Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) American advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Pass Through Certificates and American is unable to locate a qualified successor, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Trustee, in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the Trustee. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. Unless otherwise provided in the applicable Prospectus Supplement, no service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

     American will make scheduled payments of principal and interest on the Owned Aircraft Notes to the Loan Trustee under the related Indenture, and the Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will make scheduled rental payments for each Leased Aircraft under the related Lease, and these scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Loan Trustee to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the Leased Aircraft Notes issued by such Owner Trustee. The Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Leased Aircraft Notes. After the Loan Trustee has distributed such payments of principal and interest on the Leased Aircraft Notes to the Trustee for such Trusts, the Loan Trustee will, except under certain circumstances, pay the remaining balance, if any, of such scheduled rental payments to the Owner Trustee for the benefit of the related Owner Participant.

     Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust received by the Trustee will be distributed by the Trustee to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement.

     Payments of principal of and interest on the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal and interest are referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments by the Trustee to the Certificateholders are referred to as "Regular Distribution Dates"). Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payments received by the Pass Through Trustee on or before such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date, but is received within five days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the holders in whose names the Certificates of such Trust are registered at the close of business on the 15th day preceding such Regular Distribution Date, subject to certain exceptions. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each Certificateholder of a Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of any of the Equipment Notes relating to one or more Aircraft held in a Trust, payments received by the Trustee following an Event of Default in respect of any such Equipment Notes (including payments received by the Trustee on account of the sale of such Equipment Notes by the Trustee or payments received by the Trustee with respect to the Leased Aircraft Notes on account of the purchase of such Notes by the related Owner Trustee or Owner Participant) and any other payments designated as Special Payments in the applicable Trust Supplement ("Special Payments") will be distributed on the date or dates determined as described in the applicable Prospectus Supplement (each, a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any such anticipated Special Distribution Date.

     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any date, the original aggregate face amount of the Pass Through Certificates of such Trust less the aggregate amount of all payments made in respect of the Pass Through Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the Pool Balance, by (2) the aggregate original face amount of the Pass Through Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     Unless there has been an early redemption, a purchase of one or more of the Equipment Notes held in a Trust by the related Owner Trustee or Owner Participant after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto, and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to
(1) and (2) below):

          (1) the amount of such distribution allocable to principal and the amount allocable to premium if any;

          (2) the amount of such distribution allocable to interest;

          (3) the Pool Balance and the Pool Factor for such Trust; and

          (4) such additional or different information as may be described in the applicable Prospectus Supplement.

     As long as the Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on

DTC's books as holding interests in the Pass Through Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination or intercreditor provisions described in the related Prospectus Supplement and to the rights of the providers of any liquidity facility or other credit enhancement agreement, the Trustee, as holder of the Equipment Notes held in a Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the related Indentures. The Basic Agreement and related Trust Supplement will set forth:

     - the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - the circumstances in which the Trustee will seek instructions from the Certificateholders of such Trust; and

     - if applicable, the percentage of Certificateholders required to direct the Trustee to take any such action.

     If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor, subordination or similar agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Basic Agreement defines an "Event of Default" for any Trust as the occurrence and continuance of an Indenture event of default under one or more of the related Indentures. What constitutes an "Event of Default" for any particular Trust, however, may be varied by the applicable Trust Supplement and described in the applicable Prospectus Supplement. In addition, the Prospectus Supplement will specify the events of default under the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default in the case of Leased Aircraft Indentures will include certain events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes that are supported by a liquidity facility or other credit enhancement arrangement, the Indenture Events of Default may include events of default under such liquidity facility or arrangement.

     Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate only to a single specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. As a result, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture. However, since the Equipment Notes issued under any single Indenture may be held in more than one Trust, a continuing Indenture Event of Default under such single Indenture could result in an Event of Default in respect of each such Trust. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to Certificateholders, subject to the terms of any intercreditor, subordination or similar arrangements applicable to such Trust.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Events of Default, including an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, in the case of any Pass Through Certificates or Equipment Notes entitled to the benefits of a liquidity facility or other credit enhancement arrangement, a drawing or other payment under any such liquidity facility or arrangement for the purpose of making a payment of interest as a result of the failure by American to have made a corresponding payment will not cure an Indenture Event of Default related to such failure by American.

     The ability of the holders of the Pass Through Certificates issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the payment of such Equipment Notes under the applicable Indenture or to direct the exercise of remedies by such Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Pass Through Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee to accelerate such Equipment Notes or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the relative ranking of the Equipment Notes held in such Trust.

     Each Trust will hold Equipment Notes with different terms than the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of those other Trusts holding Equipment Notes issued under the same Indenture. In addition, as long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Trustee has indicated that it would likely resign as Trustee of one or all such Trusts, and a successor trustee or successor trustees would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Pass Through Certificates will specify whether and under what circumstances the Trustee may or will sell for cash to any person all or part of the Equipment Notes held in the related Trust. The right to make any such sale may be exercisable by a person other than the Trustee in the event that the applicable series of Pass Through Certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any such sale will be distributed as contemplated by such arrangements. Any proceeds received by the Trustee upon any such sale that are distributable to the Certificateholders of such Trust will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, the Trustee or any other person, including, in the case of any Leased Aircraft, the related Owner Trustee or Owner Participant. Neither the Trustee nor the Certificateholders of such Trust, furthermore, could take any action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Event of Default under such Indenture will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if an Indenture provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase some or all of the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Trust for any of the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes held in a Trust and which are in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the special payments account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be described in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. Except as otherwise described in the applicable Prospectus Supplement, the term "default," for the purpose of the provision described in this paragraph only, means the occurrence of any Event of Default with respect to a Trust, as specified above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The applicable Prospectus Supplement will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past default or Event of Default with respect to such Trust and its consequences and also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Event of Default under any related Indenture and thereby annul any direction given with respect thereto.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting American and the Trustee to enter into a supplement to the Basic Agreement or, if applicable, to any Note Purchase Agreement or to any intercreditor, subordination or like agreement or to any liquidity facility or other credit enhancement agreement, without the consent of the holders of any of the Pass Through Certificates, to, among other things:

     - provide for the formation of a Trust and the issuance of a series of Pass Through Certificates, or to add, or to change or eliminate, any provision affecting Pass Through Certificates not yet issued, including to make appropriate provisions for an AMR Guarantee;

     - evidence the succession of another entity to American and the assumption by such entity of American's obligations under the Basic Agreement and any Trust Supplement, any Note Purchase Agreement and any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or, if applicable, to evidence the succession of another entity to AMR and the assumption by such entity of AMR's obligations under any AMR Guarantee;

     - add to the covenants of American or AMR for the benefit of the holders of a series of Pass Through Certificates or surrender any right or power conferred upon American or AMR in the Basic Agreement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or AMR Guarantee;

     - cure any ambiguity or correct any mistake or inconsistency contained in the Pass Through Certificates of any series, the Basic Agreement, any Trust Supplement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee;

     - make or modify any other provisions with respect to matters or questions arising under the Pass Through Certificates of any series, the Basic Agreement, any Trust Supplement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the series of Pass Through Certificates issued under such Trust Supplement;

     - comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which any Pass Through Certificates may be listed or of any regulatory body;

     - modify, eliminate or add to the provisions of the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee to the extent necessary to continue or obtain the qualification of the Basic Agreement (including any supplemental agreement) or any such agreement or facility or other agreement or any AMR Guarantee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

     - provide for a successor Trustee for some or all of the Trusts or add to or change any provision of the Basic Agreement or any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement or any AMR Guarantee as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee or to provide multiple liquidity facilities or other credit enhancements for any Trust or Trusts;

     - provide certain information to the Trustee as required in the Basic Agreement;

     - add to or change the Pass Through Certificates of any series, the Basic Agreement and any Trust Supplement to facilitate the issuance of any Pass Through Certificates of such series in bearer form or to facilitate or provide for the issuance of any Pass Through Certificates of such series in global form in addition to or in place of Pass Through Certificates of such series in certificated form;

     - provide for the delivery of Pass Through Certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     - correct or supplement the description of any property of any Trust;

     - modify, eliminate or add to the provisions of the Basic Agreement, any applicable Trust Supplement or any applicable Note Purchase Agreement to reflect the substitution of a substitute aircraft for any Aircraft; and

     - make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications will only apply to Pass Through Certificates of one or more series to be issued thereafter;

provided, however, that unless we tell you otherwise in the applicable Prospectus Supplement, unless there shall have been obtained from certain rating agencies written confirmation that such supplement would not result in a reduction of the then current rating for Pass Through Certificates of the relevant Trust or a withdrawal or suspension of the rating of any class of Pass Through Certificates, American shall provide the Trustee of the relevant Trust with an opinion of counsel to the effect that such supplement will not cause such Trust to be treated as other than a grantor trust for U.S. federal income tax purposes unless an Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplement will not cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting American and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust and, in the case of Leased Aircraft, with the consent of the Owner Trustee, to execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, the applicable Trust Supplement or any applicable intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement, or modifying the rights of such Certificateholders, except that no such supplemental agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or change any date or place of payment or change the coin or currency in which such Pass Through Certificate is payable, other than that provided for in such Pass Through Certificate, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement or in any intercreditor, subordination or like agreement or any liquidity facility or other credit enhancement agreement, (c) alter the priority of distributions specified in the relevant intercreditor agreement, if any, in a manner materially adverse to the holders of Pass Through Certificates of such series, or (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes).

TERMINATION OF THE TRUSTS

     The obligations of American and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the Trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the Trustee of debt instruments issued on an interim basis by American; or (4) the purchase of Leased Aircraft Notes or Owned Aircraft Notes issued prior to the purchase of Leased Aircraft or the delivery of Owned Aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable Prospectus Supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such proceeds will be returned to the holders of such Pass Through Certificates.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     American will be prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless, in the case of a merger or consolidation where American is not the surviving entity or in the case of the transfer of substantially all of American's assets, the successor or transferee entity shall be organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume all the obligations of American contained in the Basic Agreement.

THE TRUSTEE

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will be the Trustee for each of the Trusts. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases, if any, or other related documents. The Trustee will not be liable with respect to any series of Pass Through Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Pass Through Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Pass Through Certificates issued thereunder unless they have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in exercising such rights or powers. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Pass Through Certificates issued thereunder and, subject to certain conditions, may otherwise deal with AMR and American and, with respect to the Leased Aircraft, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will also be the Loan Trustee of the Indentures under which the Equipment Notes are issued. It also serves as indenture trustee and as pass through trustee in numerous other aircraft financing transactions involving American.

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

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event American will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, American may remove such Trustee, or any holder of Pass Through Certificates of such Trust for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     The Basic Agreement provides that American will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities. In certain circumstances, the Trustee will have a priority claim on the related Trust Property to the extent such fees, expenses or indemnities are not paid.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following description is a summary of certain terms that we expect will be common to all Equipment Notes. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture. Most of the financial terms and other specific terms of any series of Equipment Notes will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Equipment Notes may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Equipment Notes, and it is subject to and qualified in its entirety by reference to all the provisions of the applicable Equipment Notes, Indentures, Leases, Note Purchase Agreements, trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facilities or other credit enhancement arrangements and other agreements and arrangements relating to any series of Equipment Notes.

     Additional provisions with respect to the Equipment Notes and the associated aircraft financing transactions will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     The Equipment Notes will be issued under Indentures between (a) in the case of Owned Aircraft Notes, the related Loan Trustee and American or (b) in the case of Leased Aircraft Notes, the related Loan Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Leased Aircraft.

     American's obligations under each Indenture relating to an Owned Aircraft and under the related Owned Aircraft Notes will be direct obligations of American. All of the Owned Aircraft Notes issued under the same Indenture will relate to, and will be secured by, one or more specific Owned Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft.

     The Leased Aircraft Notes will be nonrecourse obligations of the Owner Trustee. All of the Leased Aircraft Notes issued under the same Indenture will relate to and will be secured by one or more specific Leased Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to American pursuant to a separate Lease between such Owner Trustee and American.

     Equipment Notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:

     - The Owner Trustee may issue Leased Aircraft Notes prior to the purchase of the related Leased Aircraft by such Owner Trustee or the commencement of the related Leases.

     - American may issue Owned Aircraft Notes prior to the expected delivery date of the related Owned Aircraft.

     The applicable Prospectus Supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such Leased Aircraft Notes or Owned Aircraft Notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such Leased Aircraft Notes or Owned Aircraft Notes will be deposited with a third party depositary or escrow agent.

     If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such Leased Aircraft Notes or Owned Aircraft Notes will be prepaid at the price specified in such Prospectus Supplement. Alternatively, if the Lease related to any such Leased Aircraft Notes has not commenced by such relevant date, if so specified in the applicable Prospectus Supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for Owned Aircraft and such Leased Aircraft Notes (with certain modifications) will become Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will be obligated to make or cause to be made rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Notes when due, subject to some limited exceptions. The Leased Aircraft Notes will not be direct obligations of, or guaranteed by, American. American's rental obligations under each Lease, however, will be general obligations of American.

     If specified in a Prospectus Supplement, American will have the right (a) to arrange a sale and leaseback of one or more Owned Aircraft referred to in such Prospectus Supplement and the assumption, on a non-recourse basis, of the related Owned Aircraft Notes by an Owner Trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the Owned Aircraft securing the related Owned Aircraft Notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe any special financing or refinancing arrangements with respect to any Aircraft, including whether a separate trust or other entity will issue notes secured by Leased Aircraft Notes.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. The Equipment Notes may bear interest at a fixed or a floating rate or may be issued at a discount. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Payments on the Equipment Notes, and distributions to Certificateholders, may be subject to the terms of any intercreditor, subordination or similar agreement or arrangement.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a business day, such payment may be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable Prospectus Supplement.

REDEMPTION

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes will or may be redeemed or purchased prior to the stated maturity thereof, whether in whole or in part, the premium, if any, applicable to certain redemptions or purchases and other terms applying to such redemptions or purchases.

SECURITY

     The Owned Aircraft Notes will be secured by a security interest granted by American to the related Loan Trustee in the related Owned Aircraft. Under the terms of each Owned Aircraft Indenture, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Leased Aircraft Notes will be secured by:

     - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain limited rights, including those described below) under the Lease or Leases with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder; and

     - a security interest granted by such Owner Trustee to such Loan Trustee in such Aircraft, subject to the rights of American under such Lease or Leases, and other property or rights, if any, described in the applicable Prospectus Supplement.

     Unless and until an Indenture Event of Default with respect to a Leased Aircraft has occurred and is continuing, the Loan Trustee may exercise only limited rights of the Owner Trustee under the related Lease. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by American for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by American under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant, any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and certain reimbursement payments made by American to such Owner Trustee.

     American's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft (or any of the other security related thereto, including, in the case of Leased Aircraft Notes, the Lease related to any other Aircraft).

     Unless otherwise specified in the applicable Prospectus Supplement, American will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture or the related Lease, as the case may be. These conditions may include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture or the related Lease in the applicable Aircraft. American also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, American will be permitted to transfer possession of any Aircraft other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, "wet leases" and transfers in connection with maintenance or modifications and transfers to certain governments or any instrumentalities or agencies thereof. Unless otherwise specified in the applicable Prospectus Supplement, there will be no general geographical restrictions on American's (or any lessee's) ability to operate Aircraft. The extent to which the relevant Loan Trustee's lien will be recognized in an Aircraft if such Aircraft is located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an event of loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of American (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Event of Default under the applicable Indenture), in investments described in the related Indenture. American will pay the amount of any net loss resulting from any such investment directed by it.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to lessors and holders of security interests with respect to "equipment" (as defined in Section 1110). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease or security agreement is not affected by any other provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, appliance or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, or that is leased to, a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     The Prospectus Supplement for each offering of Pass Through Certificates will discuss the availability of Section 1110 with respect to the related Aircraft.

ADDITIONAL NOTES

     Under certain circumstances and conditions as described in the applicable Prospectus Supplement, American may issue and sell, in the case of an Owned Aircraft, or cause the Owner Trustee to issue and sell, in the case of a Leased Aircraft, additional Equipment Notes (the "Additional Notes") relating to such Aircraft, including for the purpose of financing certain modifications, alterations, additions, improvements or replacement parts to or for such Aircraft. The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the related Indenture.

PAYMENTS AND LIMITATION OF LIABILITY

     Each Leased Aircraft will be leased by the related Owner Trustee to American for a term expiring on a date not earlier than the latest maturity date of the Leased Aircraft Notes issued with respect to such Leased Aircraft, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments by American under each such Lease will be assigned by the Owner

Trustee under the related Indenture to the related Loan Trustee to provide the funds necessary to pay principal of and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the rent and other mandatory payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent and other mandatory payments by American be less than the scheduled payments of principal and interest on the related Leased Aircraft Notes. The balance of any basic rent payments under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. American's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of American.

     Except when American purchases a Leased Aircraft and assumes the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, American. Neither the Owner Trustee nor the Owner Participant nor the Loan Trustee will be personally liable to any holder of any Leased Aircraft Notes for any amounts payable thereunder, or, except as provided in the Indenture relating thereto in the case of the Owner Trustee and the Loan Trustee, for any liability under such Indenture. Except when American has assumed any Leased Aircraft Notes, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase of Leased Aircraft Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft and their proceeds (including rent payable by American under the Lease with respect to such Leased Aircraft), or from any applicable liquidity facility or other credit enhancement arrangement.

     American's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of American.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable Prospectus Supplement, the obligations under the applicable Indenture of, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, American will be deemed to have been discharged (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been a change in federal tax law as in effect on the date of this Prospectus or there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien will terminate.

ASSUMPTION OF OBLIGATIONS BY AMERICAN

     If specified in the applicable Prospectus Supplement with respect to any Leased Aircraft, American may purchase such Leased Aircraft prior to the end of the term of the related Lease and, in connection with such purchase, may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will continue to be outstanding and secured by such Aircraft. The terms and conditions of any such assumption will be described in the applicable Prospectus Supplement.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     If specified in the applicable Prospectus Supplement, at the time Pass Through Certificates are issued, American may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. American or an affiliate will hold the beneficial interest under the trust agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft. Any outside limit on such date will be specified in the applicable Prospectus Supplement. American or its affiliate will transfer to such Owner Participant on such date American's or such affiliate's beneficial interest under such trust agreement. Such prospective Owner Participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement. Such Prospectus Supplement will describe the extent to which such terms can be varied at the request of prospective Owner Participants.

                              CREDIT ENHANCEMENTS

RANKING; CROSS-SUBORDINATION

     Some of the Equipment Notes related to a specific Aircraft may be subordinated and junior in right of payment to other Equipment Notes or other debt related to the same or certain related Aircraft. In such event, the applicable Prospectus Supplement will describe the terms of such subordination, including the priority of distributions among such classes of Equipment Notes, the ability of each such class of Equipment Notes to exercise remedies with respect to the relevant Aircraft (and, if such Aircraft are Leased Aircraft, the Leases) and certain other intercreditor terms and provisions.

     The Equipment Notes issued under an Indenture may be held in more than one Trust, and a Trust may hold Equipment Notes issued under more than one related Indenture. Unless otherwise described in a Prospectus Supplement, however, only Equipment Notes having the same priority of payment may be held in the same Trust. A Trust that holds Equipment Notes that are junior in payment priority to the Equipment Notes held in another related Trust formed as part of the same offering of Pass Through Certificates as a practical matter will be subordinated to such latter Trust. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of Pass Through Certificates or provides that distributions on the Pass Through Certificates will be made to the Certificateholders of a certain Trust or Trusts before they are made to the Certificateholders of one or more other Trusts. For example, such an agreement may provide that payments made to a Trust on account of a subordinate class of Equipment Notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust that holds senior Equipment Notes issued under that Indenture or any related Indentures.

     The applicable Prospectus Supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of Certificateholders under any Trust that is permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indenture or (3) direct the exercise of remedies under any related Indenture. Payments made on account of the Pass Through Certificates of a particular series also may be subordinated to the rights of the provider of any Liquidity Facility described below.

LIQUIDITY FACILITY

     The applicable Prospectus Supplement may provide that a "Liquidity Facility" will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the Equipment Notes of one or more series, or one or more distributions in respect of the Pass Through Certificates of one or more series. A Liquidity Facility may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any Equipment Notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the Liquidity Facility. The institution or institutions providing any Liquidity Facility will be identified in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the provider of any Liquidity Facility will have a senior claim on the assets securing the affected Equipment Notes and on the Trust Property of the affected Trusts.

GUARANTEE OF AMR CORPORATION

     Our parent, AMR Corporation, may guarantee unconditionally, with respect to Leased Aircraft, the full and prompt payment of any or all amounts payable by us under the related Leases when and as such amounts become due and payable and, with respect to Owned Aircraft, the full and prompt payment of principal of, premium, if any, and interest on the related Owned Aircraft Notes, when and as such amounts become due, whether by acceleration or otherwise. If AMR Guarantees such obligations, we will tell you in the applicable Prospectus Supplement and describe the terms of the guarantee in the applicable Prospectus Supplement. Unless we tell you otherwise in the applicable Prospectus Supplement, such guarantee will be enforceable without any need to first enforce any related Lease or any related Owned Aircraft Note against American, and will be an unsecured obligation of AMR.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates with respect to a Certificate Owner that purchases Pass Through Certificates in the initial offering thereof at the offering price set forth in the applicable Prospectus Supplement and holds such Pass Through Certificates as capital assets. This discussion should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, insurance companies and foreign investors). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the Pass Through Certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates in light of their own particular circumstances. The Trusts are not indemnified for any federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust.

TAX STATUS OF THE TRUSTS

     The Trusts will not be classified as associations (or publicly traded partnerships) taxable as corporations for federal income tax purposes and will not be subject to federal income tax. Except to the extent discussed in the applicable Prospectus Supplement, although there is no authority addressing the classification of entities that are similar to the Trusts in all respects, based upon an interpretation of analogous authorities, each Trust should be classified as a grantor trust for federal income tax purposes. The discussion below assumes that the Trusts will be classified as grantor trusts and that each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust.

TAXATION OF CERTIFICATE HOLDERS GENERALLY

     Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the related Trust and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

SALES OF PASS THROUGH CERTIFICATES

     A Certificate Owner that sells a Pass Through Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Pass Through Certificate. Any such gain or loss generally will be long-term capital gain or loss if the Pass Through Certificate was held for more than one year (except to the extent attributable to any property held by the related Trust for one year or less). Any long-term capital gains with respect to the Pass Through Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus a limited amount of other income.

BOND PREMIUM

     A Certificate Owner generally will be considered to have acquired an interest in an Equipment Note held in the related Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Pass Through Certificate. In that event, a Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

ORIGINAL ISSUE DISCOUNT

     Except to the extent specified in the applicable Prospectus Supplement, the Equipment Notes will not be issued with original issue discount unless certain aggregation rules set forth in the Treasury regulations apply. Under those rules, if one investor purchases Pass Through Certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners should consult their own tax advisors regarding the aggregation rules.

BACKUP WITHHOLDING

     Payments made on Pass Through Certificates, and proceeds from the sale of Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax at a rate of 30% in 2002 and 2003, 29% in 2004 and 2005, 28% in 2006 through 2010 and 31% thereafter, unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                           CERTAIN CONNECTICUT TAXES

     The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the Trustee, has advised American that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code. A fiduciary of a Plan must determine that the purchase and holding of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     We may sell Pass Through Certificates from time to time in one or more transactions. We may sell the Pass Through Certificates of or within any series to or through agents, underwriters or dealers or directly to one or more purchasers.

AGENTS

     We may use agents to sell Pass Through Certificates. Unless we tell you otherwise in the applicable Prospectus Supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

UNDERWRITERS

     We may sell Pass Through Certificates to underwriters. Unless we tell you otherwise in the applicable Prospectus Supplement, the underwriters may resell those Pass Through Certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Pass Through Certificates will be subject to certain conditions. Each underwriter will be obligated to purchase all the Pass Through Certificates allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may sell Pass Through Certificates directly to purchasers without the involvement of underwriters or agents.

OTHER MEANS OF DISTRIBUTION

     Pass Through Certificates may also be offered and sold, if we so indicate in the applicable Prospectus Supplement, by one or more firms ("remarketing firms") acting as dealers or as agents for American in connection with a remarketing of such Pass Through Certificates following their purchase or redemption.

     If we so indicate in the applicable Prospectus Supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Pass Through Certificates from American pursuant to delayed delivery contracts providing for payment and delivery at a future date.

GENERAL INFORMATION

     Any underwriters, agents or remarketing firms will be identified and their compensation described in a Prospectus Supplement.

     Unless we tell you otherwise in the applicable Prospectus Supplement, we do not intend to apply for listing of the Pass Through Certificates on a national securities exchange.

     We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Act"), or to contribute with respect to payments they may be required to make.

     Any underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, AMR, American or our affiliates in the ordinary course of their business.

                                 LEGAL OPINIONS

     Unless we tell you otherwise in the applicable Prospectus Supplement, the validity of the securities offered hereby will be passed upon for American by Debevoise & Plimpton, New York, New York and for any agents, underwriters or dealers by Shearman & Sterling, New York, New York. Unless we tell you otherwise in the applicable Prospectus Supplement, Debevoise & Plimpton and Shearman & Sterling will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Pass Through Certificates by, and the valid and binding effect thereof on, such Trustee and on the opinion of the General Counsel of American and of AMR as to certain matters relating to the authorization, execution and delivery of the Basic Agreement by American and of any guarantee by AMR. Shearman & Sterling from time to time represents American and AMR with respect to certain matters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of AMR and American included in AMR's and American's Annual Reports on Form 10-K for the year ended December 31, 2001, as set forth in their reports, which are incorporated by reference in this Prospectus and elsewhere in the registration statement of which it is a part. Such consolidated financial statements and schedules are incorporated by reference herein in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the registration fee.

Registration Fee............................................  $  170,200
Trustees' Fees and Expenses.................................  $   75,000*
Printing Costs for Registration Statement, Prospectus and
  related documents.........................................  $  200,000*
Accounting Fees and Expenses................................  $  125,000*
Rating Agency Fees..........................................  $  200,000*
Legal Fees and Expenses.....................................  $  700,000*
Blue Sky Fees and Expenses..................................  $   10,000*
Miscellaneous...............................................  $  119,800*
                                                              ----------
  Total.....................................................  $1,600,000*

---------------

* Estimates

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

     sec. 145. Indemnification of officers, directors, employees and agents; insurance

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article VII of American's and of AMR's By-Laws provide in regard to indemnification of directors and officers as follows:

     SECTION 1. Nature of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 3. Determination That Indemnification Is Proper. (a) Any indemnification of a director or officer of the corporation under Section 1 hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 hereof. Such determination shall be made, with respect to a director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (b) Any indemnification of an employee or agent of the corporation (who is not also a director or officer of the corporation) under Section 1 hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 hereof. Such determination, in the case of an employee or agent, may be made (1) in accordance with the procedures outlined in the second sentence of this Section 3(a), or (2) by an officer of the corporation, upon delegation of such authority by a majority of the Board of Directors.

     SECTION 4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

     SECTION 5. Procedure for Indemnification of Directors or Officers. Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under
Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

     SECTION 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

     (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under sec.174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with sec.141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article Ninth of American's and of AMR's Restated Certificate of Incorporation provide in regard to the limitation of liability of directors and officers as follows:

          NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     American's and AMR's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  1.1     Form of Underwriting Agreement relating to Debt Securities*
  1.2     Form of Distribution Agreement relating to Debt Securities*
  1.3     Form of Underwriting Agreement relating to Pass Through
          Certificates*
  4.1     Form of Indenture between American Airlines, Inc. and
          Citibank, N.A., Trustee, relating to Debt Securities**
  4.2     Form of Guarantee of AMR Corporation relating to Debt
          Securities
  4.3     Form of Pass Through Trust Agreement between American
          Airlines, Inc. and State Street Bank and Trust Company of
          Connecticut, National Association, as Pass Through
          Trustee***
  5.1     Opinion of Anne H. McNamara, Senior Vice President and
          General Counsel for American and AMR
  5.2     Opinion of Debevoise & Plimpton, counsel for American and
          AMR, relating to Pass Through Certificates
  5.3     Opinion of Bingham Dana LLP, counsel for the Pass Through
          Trustee, relating to Pass Through Certificates
  8.1     Tax Opinion of Debevoise & Plimpton, counsel for American
          and AMR, relating to Pass Through Certificates (included in
          Exhibit 5.2)
 12.1     Computation of Ratio of Earnings to Fixed Charges of
          American and of AMR
 23.1     Consent of Ernst & Young LLP
 23.2     Consent of Anne H. McNamara, Senior Vice President and
          General Counsel for American and AMR (included in Exhibit
          5.1)
 23.3     Consent of Debevoise & Plimpton, counsel for American and
          AMR (included in Exhibit 5.2)
 23.4     Consent of Bingham Dana LLP, counsel for the Pass Through
          Trustee (included in Exhibit 5.3)
 24.1     Powers of Attorney
 25.1     Statement of Eligibility on Form T-1 of Citibank, N.A., as
          Trustee under the Indenture for Debt Securities
 25.2     Statement of Eligibility on Form T-1 of State Street Bank
          and Trust Company of Connecticut, National Association, as
          Pass Through Trustee under the Pass Through Trust Agreement

---------------

* The forms of Underwriting Agreement and Distribution Agreement relating to Debt Securities and the form of Underwriting Agreement relating to Pass Through Certificates will be filed as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

** The form or forms of Debt Securities with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

*** The form or forms of Pass Through Certificates with respect to each particular offering of Pass Through Certificates hereunder will be filed as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a) Rule 415 offering.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Competitive Bids.

     The undersigned registrants hereby undertake (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     (d) Acceleration of Effectiveness.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) Registration Statement Permitted by Rule 430A under the Securities Act.

     The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, American Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 14th day of March, 2002.

                                          AMERICAN AIRLINES, INC.

                                          By:     /s/ ANNE H. MCNAMARA
                                            ------------------------------------
                                                      Anne H. McNamara
                                             Senior Vice President and General
                                                           Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                Chairman of the Board, President and Chief
 ------------------------------------------------     Executive Officer; Director (Principal Executive
                 Donald J. Carty                                          Officer)


                        *                                Senior Vice President -- Finance and Chief
 ------------------------------------------------        Financial Officer (Principal Financial and
                 Thomas W. Horton                                   Accounting Officer)


                        *                                                 Director
 ------------------------------------------------
                 John W. Bachmann


                        *                                                 Director
 ------------------------------------------------
                  David L. Boren


                        *                                                 Director
 ------------------------------------------------
                Edward A. Brennan


                        *                                                 Director
 ------------------------------------------------
                Armando M. Codina


                        *                                                 Director
 ------------------------------------------------
                  Earl G. Graves


                        *                                                 Director
 ------------------------------------------------
             Ann McLaughlin Korologos


                        *                                                 Director
 ------------------------------------------------
                 Michael A. Miles

                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                                                 Director
 ------------------------------------------------
                Philip J. Purcell


                        *                                                 Director
 ------------------------------------------------
                  Joe M. Rodgers


                        *                                                 Director
 ------------------------------------------------
                   Judith Rodin


                        *                                                 Director
 ------------------------------------------------
                Roger T. Staubach


 *By:              /s/ ANNE H. MCNAMARA
        -----------------------------------------
                     Anne H. McNamara
                    (Attorney-in-Fact)

Date: March 14, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AMR Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 14th day of March, 2002.

                                          AMR CORPORATION

                                          By:     /s/ ANNE H. MCNAMARA
                                            ------------------------------------
                                                      Anne H. McNamara
                                             Senior Vice President and General
                                                           Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                Chairman of the Board, President and Chief
 ------------------------------------------------     Executive Officer; Director (Principal Executive
                 Donald J. Carty                                          Officer)


                        *                                Senior Vice President -- Finance and Chief
 ------------------------------------------------        Financial Officer (Principal Financial and
                 Thomas W. Horton                                   Accounting Officer)


                        *                                                 Director
 ------------------------------------------------
                 John W. Bachmann


                        *                                                 Director
 ------------------------------------------------
                  David L. Boren


                        *                                                 Director
 ------------------------------------------------
                Edward A. Brennan


                        *                                                 Director
 ------------------------------------------------
                Armando M. Codina


                        *                                                 Director
 ------------------------------------------------
                  Earl G. Graves


                        *                                                 Director
 ------------------------------------------------
             Ann McLaughlin Korologos


                        *                                                 Director
 ------------------------------------------------
                 Michael A. Miles

                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                                                 Director
 ------------------------------------------------
                Philip J. Purcell


                        *                                                 Director
 ------------------------------------------------
                  Joe M. Rodgers


                        *                                                 Director
 ------------------------------------------------
                   Judith Rodin


                        *                                                 Director
 ------------------------------------------------
                Roger T. Staubach


 *By:              /s/ ANNE H. MCNAMARA
        -----------------------------------------
                     Anne H. McNamara
                    (Attorney-in-Fact)

Date: March 14, 2002

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  1.1     Form of Underwriting Agreement relating to Debt Securities*
  1.2     Form of Distribution Agreement relating to Debt Securities*
  1.3     Form of Underwriting Agreement relating to Pass Through
          Certificates*
  4.1     Form of Indenture between American Airlines, Inc. and
          Citibank, N.A., Trustee, relating to Debt Securities**
  4.2     Form of Guarantee of AMR Corporation relating to Debt
          Securities
  4.3     Form of Pass Through Trust Agreement between American
          Airlines, Inc. and State Street Bank and Trust Company of
          Connecticut, National Association, as Pass Through
          Trustee***
  5.1     Opinion of Anne H. McNamara, Senior Vice President and
          General Counsel for American and AMR
  5.2     Opinion of Debevoise & Plimpton, counsel for American and
          AMR, relating to Pass Through Certificates
  5.3     Opinion of Bingham Dana LLP, counsel for the Pass Through
          Trustee, relating to Pass Through Certificates
  8.1     Tax Opinion of Debevoise & Plimpton, counsel for American
          and AMR, relating to Pass Through Certificates (included in
          Exhibit 5.2)
 12.1     Computation of Ratio of Earnings to Fixed Charges of
          American and of AMR
 23.1     Consent of Ernst & Young LLP
 23.2     Consent of Anne H. McNamara, Senior Vice President and
          General Counsel for American and AMR (included in Exhibit
          5.1)
 23.3     Consent of Debevoise & Plimpton, counsel for American and
          AMR (included in Exhibit 5.2)
 23.4     Consent of Bingham Dana LLP, counsel for the Pass Through
          Trustee (included in Exhibit 5.3)
 24.1     Powers of Attorney
 25.1     Statement of Eligibility on Form T-1 of Citibank, N.A., as
          Trustee under the Indenture for Debt Securities
 25.2     Statement of Eligibility on Form T-1 of State Street Bank
          and Trust Company of Connecticut, National Association, as
          Pass Through Trustee under the Pass Through Trust Agreement

---------------

* The forms of Underwriting Agreement and Distribution Agreement relating to Debt Securities and the form of Underwriting Agreement relating to Pass Through Certificates will be filed as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

** The form or forms of Debt Securities with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.

*** The form or forms of Pass Through Certificates with respect to each particular offering of Pass Through Certificates hereunder will be filed as an exhibit to a report on Form 10-K, 10-Q or 8-K and incorporated herein by reference.